Exhibit 10.4

Amendment to the Consulting Agreement
WHEREAS, National CineMedia, Inc. (the “Company”) desires to extend the Consultation Period (as defined in the Consulting Agreement) of KLS Advisors, Inc. (the “Consulting Company”) and its president, Katherine L. Scherping (the “Consultant”), set forth in the current Consulting Agreement dated December 18, 2019 (the “Consulting Agreement”);
WHEREAS, the Consulting Company desires to continue providing Services (as defined in the Consulting Agreement) to the Company; and
WHEREAS, the Company and the Consulting Company have therefore agreed to amend the term of the Consulting Agreement as set forth in this Amendment to the Consulting Agreement (the “Amendment”).
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following changes to the Consulting Agreement, effective as of the date specified on the signature pages hereto (the “Effective Date”):

1.	The first sentence of Section 3.a. of the Consulting Agreement shall be deleted in its entirety and replaced with the following:
“Subject to the terms and conditions hereinafter set forth, the term of this Agreement shall commence on the Consulting Effective Date and continue until September 13, 2020, which is the six-month anniversary of the Consulting Effective Date (such period, the “Consultation Period”).

2.
Except as expressly modified herein, the Consulting Agreement shall remain in full force and effect, and all terms and conditions set forth in the Consulting Agreement shall apply to this Amendment as applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below.

National CineMedia, Inc.	KLS Advisors, Inc.
/s/ Thomas F. Lesinski	/s/ Katherine L. Scherping
By: Thomas F. Lesinski	By: Katherine L. Scherping
Title: Chief Executive Officer	Title: President

June 10, 2020	June 10, 2020
Date	Date